Exhibit 99.2

Notification of Changes in Major Shareholdings

Changes
Own holdings On behalf of a company On behalf of a third party			Finansinspektionen Box 7821 SE-103 97 Stockholm, Sweden [Brunnsgatan 3] Tel +46 8 787 80 00 Fax +46 8 24 39 25 finansinspektionen@fi.se www.fi.se

Select type of change
Notification of acquisition or disposal of shares or depositary receipt
Notification of acquisition or disposal of other financial instruments

Holder (company or first name and surname)
Company name	First name	Surname
See Appendix 1 (a)

Instrument
Issuer	Class/type of shares	ISIN*
See Appendix 1 (b)	class B shares	SE0001785197
Changes due to
Acquisition Disposal Corporate action Other

Threshold reached/exceeded/fell below

Percentage of voting rights
5%	10%	15%	20%	25%	30%	50%	66 2/3%	90%
Percentage of total number of shares
5%	10%	15%	20%	25%	30%	50%	66 2/3%	90%

Notification of acquisition or disposal of shares or certificate(s) of deposit
Equity
Number of shares before the transaction*
Number of shares after the transaction	30,383,469
Percentage of shares after the transaction	8.32%
Voting rights
Number before*
Number directly held after	0
Number indirectly held after	30,383,469
Percentage directly held after	0
Percentage indirectly held after	5.85%
Threshold date	3 August 2011

Notification of acquisition or disposal of other financial instruments
Voting rights
Number	n/a
Percentage
Date
Threshold date
Expiration date

* This information is not obligatory.

Financial Instruments Trading Act (1991:980)

  When voting by proxy, the former holders of voting rights are

First name	Surname/Company name	Company	Voting rights	End date
n/a		☐
☐
☐

  Chain of controlling companies

Company	Number of voting rights	Percentage of voting rights
See Appendix 1 (c)

  Total group holding on the threshold date for flagging

Number of voting rights	30,383,469
Percentage of voting rights	5.85%
Number of shares	30,383,469

  Identity of the holder

Nat. ID/Company Reg. No.	Full name/Company name
06-0548860 (tax id.)	Stanley Black & Decker, Inc.
Address
1000 Stanley Drive, New Britain, Connecticut 06053, United States
E-mail address	Fax	Phone
See Appendix 1 (d)	n/a	+1 (860) 225 5111

Appendix 1

  Appendix 1 (a)

  Stanley Black & Decker, Inc.

  Appendix 1 (b)

  Niscayah Group AB (publ)

  Appendix 1 (c)

Company	Number of voting rights	Percentage of voting rights
Stanley Black & Decker, Inc.	0	0
Black & Decker Corporation	0	0
B&D Holdings LLC	0	0
Black & Decker, Inc.	0	0
Black & Decker Global Holdings SARL	0	0
Black & Decker Luxembourg SARL	0	0
SBD Holding AB	30,383,469	5.85%

  Appendix 1 (d)

  investorrelations@swkbdk.com

  Appendix 1 (e)

  Contact person for the filing:

  Richard Ramberg, Gernandt & Danielsson Advokatbyrå KB, Box 5747, SE-

  114 87 Stockholm, 08-670 66 38, richard.ramberg@gda.se